Exhibit 21.1

Subsidiaries of Dlocal Limited

Entity Name	Place of Incorporation	Shareholders
Dlocal Group Limited	Malta	Dlocal Limited (Cayman) 100%
Dlocal Limited	Malta	99.999% - Dlocal Group Limited,
0.001% Sergio Fogel
Dlocal LLP	UK	99.999% - Dlocal Group Limited,
0.001% Sebastian Kanovich
Dlocal Corp LLP	UK	99.99% Dlocal Group Limited,
0.001% Sergio Fogel
Dlocal Inc.	Delaware, US	100% Dlocal Group Limited
Dlocal Pte Ltd	Singapore	100% Dlocal Group Limited
Dlocal Technologies SA	Uruguay	100% Dlocal Group Limited
Dlocal Markets Ltd	Malta	100% Dlocal Group Limited
Dlocal Israel Ltd	Israel	100% Dlocal Markets Limited
Dlocal Brasil Pagamentos Ltda	Brazil	99.999% - Dlocal Markets Limited,
0.0001% Dlocal Pte. Ltd.
Demerge Brasil Facilitadora de Pagamentos Ltda	Brazil	99.999% - Dlocal Markets Limited,
0.0001% Dlocal Pte. Ltd.
Dlocal Argentina (former FCA S.A)	Argentina	95% Dlocal Markets Limited
5% Dlocal PTE
Demerge Mexico S.A. de C.V	Mexico	99.999% - Dlocal Markets Limited,
0.001% - Sergio Fogel
Dlocal Mexico S.A. DE C.V.	Mexico	99.999% - Dlocal Markets Limited,
0.001% - Sergio Fogel
Dlocal Chile SPA	Chile	100% Dlocal Markets Limited
Pagos y Servicios Limitada	Chile	Dlocal Markets Ltd. - 50%
Sergio Fogel - 50%
Dlocal Colombia S.A.S. (former Tikrel Colombia)	Colombia	100% Dlocal Markets Limited
Demerge Colombia S.A.S	Colombia	100% Dlocal Markets Limited
W-Collect S.A.S	Colombia	100% Dlocal Colombia
BH Collect S.A.S.	Colombia	100% Dlocal Colombia
Demerge Peru S.A.C.	Peru	99% Dlocal Markets Limited,
1% Sergio Fogel
Depansum Solutions Private Limited	India	99% Dlocal Markets Limited,
1% Sergio Fogel
Dlocal Uruguay S.A. (former EL Agora.com)	Uruguay	100% Dlocal Markets Limited
PT. Dlocal Solutions Indonesia	Indonesia	99% Dlocal Markets Limited
1% Dlocal Pte. Ltd

Entity Name	Place of Incorporation	Shareholders
DLocal Bangladesh Ltd.	Bangladesh	99% Dlocal Markets Limited
1% Dlocal Pte. Ltd
Dlocal Egypt LLC	Egypt	99.999% Dlocal Markets Limited
0.001% Dlocal Pte. Ltd
DLocal Morocco SARL AU	Morocco	100% Dlocal Markets Ltd
Demerge Nigeria Ltd.	Nigeria	99.99% Dlocal Markets Ltd
0.01 Dlocal Pte. Ltd
Dlocal Panama SA	Panama	100% Dlocal Markets Ltd

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